EXHIBIT 1.1


                                                                 FILED
                                                             NOV. 30, 1998
                                                       JAMES A. DiELEUTERIO, JR.
                                                            STATE TREASURER


         CERTIFICATE OF AMENDMENT TO THE CERTIFICATION OF INCORPORATION

                                       OF

                            R-TEC TECHNOLOGIES, INC.


Federal Employer Identification No. 22-3615979

         Pursuant to the provision of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1.       The name of the corporation is: R-Tec Technologies, Inc.

2. The following amendment to the Certification of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 24th day of November, 1998:

         RESOLVED, that Article Second of the Certificate of Incorporation be amended to read as follows:

         The Registered Agent of the Corporation shall be amended as follows:

                  Michael K. Mullen, Esq.
                  Schenck, Price, Smith & King
                  10 Washington Street
                  P.O. Box 905
                  Morristown, New Jersey 07963-0905
                  (973) 539-1000 Telephone
                  (973) 540-7300 Facsimile

         RESOLVED, that Article Fourth, the aggregate number of shares which the corporation shall have authority to issue shall be amended to twenty (20) million shares without par value.


3. The number of shares outstanding at the time of the adoption of the amendment was 1,000,000. The total number of shares entitled to vote thereon was 1,000,000.

4. The number of shares voting for and against such amendment is as follows:

         Number of Shares                            Number of Shares
         Voting for Amendment                        Voting against Amendment
         --------------------                        ------------------------
              1,000,000                                       - 0 -

5. The effective date of this Amendment to the Certificate of Incorporation shall be the date of filing.

Dated this 24th day of November, 1998.



                                                     R-TEC TECHNOLOGIES, INC.


                                                     By:         /s/
                                                              MARC M. SCOLA
                                                              VICE PRESIDENT AND
                                                              GENERAL COUNSEL